UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):     February 4, 2014

Landmark Bancorp, Inc.

(Exact name of registrant as specified in charter)

Delaware	0-33203	43-1930755
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

701 Poyntz Avenue
Manhattan, Kansas 66502
(Address of principal executive offices) (Zip code)

(785) 565-2000
(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

On February 4, 2014, Landmark Bancorp, Inc. (the “Company”) filed a Current Report on Form 8-K (the “Original Report”) disclosing, among other things, its issuance of a press release announcing the Company’s earnings for the quarter and year ended December 31, 2013 (the “Earnings Release”), attached as Exhibit 99.1 to the Original Report. Included in the Earnings Release, the Company reported certain balance sheet information, including non-accrual loans, as well as preliminary values established related to a recently completed business combination. This Amendment No. 1 to Current Report Form 8-K/A is being filed to reissue the Earnings Release to modify certain balance sheet information in the Earnings Release as a result of information which became available to the Company after the filing of the Original Report. The adjustments have no impact on the Company’s earnings as previously reported in the Earnings Release in the Original Report.

Item 2.02. Results of Operations and Financial Condition.

This Amendment No. 1 to Current Report on Form 8-K/A amends the Original Report to make certain modifications to balance sheet information included in the Earnings Release. Subsequent to filing the Original Report, the Company obtained new information relating to a planned asset sale, which is expected to be liquidated in the middle of 2014, by one commercial loan relationship totaling $4.0 million. As a result of learning this new information, the Company has assessed the commercial relationship as impaired, and has placed the loans on non-accrual effective December 31, 2013. Accordingly, non-accrual loans at December 31, 2013 have been adjusted from the $5.9 million reported in the Earnings Release in the Original Report to $9.8 million.

Additionally, after filing the Original report, the Company finalized the valuation of the premises and equipment acquired from Citizens Bank, National Association and adjusted its deferred tax calculation. The final estimated fair value resulted in allocating a portion of the appraised value to the establishment of a $350,000 lease intangible asset. As a result, the amount of premises and equipment, net, as of December 31, 2013, has decreased from the amount reported in the Original Report by $342,000 to $20.6 million, and the amount of other intangible assets, net, as of December 31, 2013, has correspondingly increased from the amount reported in the Original Report by $342,000 to $4.8 million. The adjustment to deferred taxes increased other assets and other liabilities by $454,000 from the amounts reported in the Original Report.

As a result of these changes, conforming modifications were also made to certain ratios disclosed in the Earnings Release and the body of the Earnings Release. The Earnings Release has been reissued to reflect the new information, and a copy of the adjusted Earnings Release for the quarter and year ended December 31, 2013, is attached to this Amendment No. 1 to Current Report Form 8-K/A as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Press Release dated March 14, 2014.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 14, 2014	Landmark Bancorp, Inc.

	By:	/s/ Mark A. Herpich
	Name: Title:	Mark A. Herpich Vice President, Secretary, Treasurer and Chief Financial Officer